UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

SEADRILL LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-39327	98-1834031
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4425 Westway Park Blvd., Suite 170,

Houston, Texas, United States of America 77041

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +1 (713) 329-1150

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	SDRL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2026, Seadrill Finance Limited (the “Issuer”), a wholly owned subsidiary of Seadrill Limited (the “Company”), issued $700 million in aggregate principal amount of 6.750% Senior Notes due 2034 (the “Notes”) in an offering (the “Offering”) conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.

The Notes are governed by an Indenture, dated as of June 30, 2026 (the “Indenture”), entered into among the Issuer, the Company and certain subsidiaries of the Company named therein (collectively, with the Company, the “Guarantors”) and GLAS Trust Company LLC, as trustee (the “Trustee”). The Notes will mature on July 15, 2034. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2027. The Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors and in the future by certain subsidiaries of the Company that become borrowers or guarantors under the Company’s Senior Secured Revolving Credit Agreement (as may be amended from time to time, the “Credit Agreement”) or any other syndicated credit facility or capital markets debt in an aggregate principal amount in excess of a certain amount.

On or after July 15, 2029, the Issuer may, at its option, redeem all or any portion of the Notes, at once or over time, at the redemption prices set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, and Additional Amounts (as defined in the Indenture), if any, calculated by the Issuer. The following prices are for Notes redeemed during the 12-month period commencing on July 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2029	103.375%
2030	101.688%
2031 and thereafter	100.000%

Before July 15, 2029, the Issuer may redeem all or any portion of the Notes, at once or over time, at a redemption price equal to the sum of 100% of the principal amount of the Notes to be redeemed, plus a make-whole premium, plus accrued and unpaid interest thereon to, but excluding, the redemption date, and Additional Amounts, if any. At any time or from time to time before July 15, 2029, the Issuer may, on any one or more occasions, redeem up to a maximum of 40% of the original aggregate principal amount of the Notes (including Additional Notes (as defined in the Indenture), if any) with an amount equal to or less than the net cash proceeds from one or more equity offerings, at a redemption price equal to 106.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, and Additional Amounts, if any, if immediately after giving effect to any redemption of this kind, at least 60% of the original aggregate principal amount of the Notes (including Additional Notes, if any) remains outstanding.

The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt and issue certain preferred stock; (ii) incur or create liens; (iii) make certain distributions, investments and other restricted payments; (iv) sell or otherwise dispose of certain assets; (v) engage in certain transactions with affiliates; and (vi) merge, consolidate, amalgamate or sell, transfer, lease or otherwise dispose of all or substantially all of the Company’s assets. These covenants are subject to important exceptions and qualifications. In addition, many of these covenants will be suspended with respect to the Notes during any time that the Notes have investment grade ratings from at least two rating agencies and no default with respect to the Notes has occurred and is continuing.

Upon the occurrence of certain Change of Control Triggering Events (as defined in the Indenture), the Issuer may be required to make an offer to repurchase all of the Notes then outstanding at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the purchase date, and Additional Amounts, if any.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Satisfaction and Discharge

As previously announced, on June 15, 2026, in connection with the commencement of the Offering, the Issuer delivered notices to redeem (the “Redemption Notice”) (i) 10% of the outstanding aggregate principal amount of its 8.375% Senior Secured Second Lien Notes due 2030 (the “2030 Notes”) at 103% of the principal amount thereof and (ii) the remaining aggregate principal amount of the 2030 Notes at 100% of the principal amount thereof, plus a make-whole premium, in each case, together with accrued and unpaid interest thereon, all in accordance with the provisions of the indenture governing the 2030 Notes (the “2030 Notes Indenture”) (each, a “Redemption”). Each Redemption was conditioned only upon the consummation of a financing transaction that resulted in gross proceeds of at least $600 million. As of March 31, 2026, approximately $575 million aggregate principal amount of the 2030 Notes remained outstanding.

On June 30, 2026, in connection with the issuance of the Notes, the Company (i) irrevocably deposited (or caused to be deposited) a portion of the net proceeds from the Offering with the trustee under the 2030 Notes Indenture in an amount sufficient to redeem all of the outstanding 2030 Notes and fund the payment of the principal, premium and interest to, but excluding, the applicable redemption date for such outstanding 2030 Notes, together with all other sums payable under the 2030 Notes Indenture and (ii) notified the trustee under the 2030 Notes Indenture that the condition under the Redemption Notice was satisfied. As a result (and at the time) of such deposit, the 2030 Notes Indenture was satisfied and discharged in accordance with its terms.

Credit Agreement Amendment

As previously disclosed, on June 16, 2026, the Company entered into Amendment No. 2 to Senior Secured Revolving Credit Agreement, dated as of June 16, 2026 (the “Amendment”), by and among the Issuer, as borrower, the Company, the lenders party thereto, the issuing banks party thereto, J.P. Morgan SE, as the predecessor or retiring administrative agent, JPMorgan Chase Bank, N.A., as the successor administrative agent, and GLAS Trust Company LLC, as common security agent, to, among other things, increase the commitments for revolving borrowings from $225 million to $300 million. The Amendment became effective on June 30, 2026, and the commitments thereunder became effective and available to be borrowed, subject to customary borrowing conditions. The revolving credit facility under the Credit Agreement has not been drawn to date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated June 30, 2026, by and among the Issuer, the Guarantors and the Trustee, relating to the Offering.

4.2	Form of 6.750% Senior Notes due 2034 (included in Exhibit 4.1).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEADRILL LIMITED
Date: June 30, 2026

	By:	/s/ Grant Creed
	Name:	Grant Creed
	Title:	Chief Financial Officer